Exhibit 99.1

Jessica Hansen, Vice President of Investor Relations
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200 | InvestorRelations@drhorton.com
July 21, 2016

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2016 THIRD QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.08 PER SHARE

FORT WORTH, TEXAS (Business Wire) - July 21, 2016
Fiscal 2016 Third Quarter Highlights - comparisons to the same period in the prior year

•	Net income increased 13% to $249.8 million, or $0.66 per diluted share

•	Pre-tax income increased 13% to $378.6 million

•	Pre-tax profit margin improved 40 basis points to 11.7%

•	Net sales orders increased 14% in value to $3.4 billion and 13% in homes to 11,714

•	Homes closed increased 9% in value to $3.1 billion and 9% in homes to 10,739

•	Sales order backlog increased 17% in value to $4.4 billion and 15% in homes to 14,670

•	Net cash provided by operations for the first nine months of fiscal 2016 was $88.6 million
D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income for its third fiscal quarter ended June 30, 2016 increased 13% to $249.8 million, or $0.66 per diluted share, from $221.4 million, or $0.60 per diluted share, in the same quarter of fiscal 2015. For the nine months ended June 30, 2016, net income increased 18% to $602.6 million, or $1.61 per diluted share, from $511.8 million, or $1.39 per diluted share, in the same period of fiscal 2015.
Net sales orders for the third quarter ended June 30, 2016 increased 13% to 11,714 homes and 14% in value to $3.4 billion, compared to 10,398 homes and $3.0 billion in the prior year quarter. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2016 was 21%. Net sales orders for the first nine months of fiscal 2016 increased 11% to 32,070 homes and 13% in value to $9.4 billion, compared to 28,903 homes and $8.3 billion in the first nine months of fiscal 2015.

The Company’s sales order backlog of homes under contract at June 30, 2016 increased 15% to 14,670 homes and 17% in value to $4.4 billion, compared to 12,761 homes and $3.7 billion at June 30, 2015.

Homebuilding revenue for the third quarter of fiscal 2016 increased 9% to $3.1 billion from $2.9 billion in the same quarter of fiscal 2015. Homes closed in the quarter increased 9% to 10,739 homes, compared to 9,856 homes in the prior year quarter. Homebuilding revenue for the nine months ended June 30, 2016 increased 10% to $8.2 billion from $7.5 billion in the first nine months of fiscal 2015. Homes closed in the nine-month period increased 8% to 28,062, compared to 26,072 homes in the same period of fiscal 2015.
Pre-tax profit margin for the third quarter of fiscal 2016 improved 40 basis points to 11.7% from 11.3% in the same quarter of fiscal 2015. The improvement in pre-tax profit margin was driven by a 40 basis point increase in the Company's home sales gross margin and a 10 basis point decline in homebuilding SG&A expense as a percentage of revenues.

Home sales gross margin in the third quarter of fiscal 2016 was 20.3%, compared to 19.9% in the prior year quarter. The improvement in gross margin was primarily due to the Company controlling cost increases while also reducing incentives or raising prices when possible. In the current housing market, the Company continues to expect its average home sales gross margin to be around 20%, with quarterly fluctuations that may range from 19% to 21% due to product and geographic mix and the relative impact of warranty and interest costs. Homebuilding SG&A expense as a percentage of revenues in the third quarter of fiscal 2016 was 8.9%, compared to 9.0% in the prior year quarter.
Net cash provided by operations for the first nine months of fiscal 2016 was $88.6 million. During the third quarter, the Company repaid at maturity $372.7 million principal amount of its 6.5% senior notes. The Company ended the quarter with $862.9 million of homebuilding unrestricted cash and homebuilding debt to total capital of 30.0%. Homebuilding debt to total capital consists of homebuilding notes payable divided by total equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered a strong third quarter, highlighted by $378.6 million of pre-tax income on $3.2 billion of revenues. Our pre-tax profit margin improved 40 basis points from the prior year quarter to 11.7%. Our net sales orders in the third quarter increased 13% due to continued improvement in our absorptions, while our consolidated revenues increased 10%, and the value of our sales order backlog increased 17%. We also generated positive cash flow from operations during the quarter.

"Solid performance in our three core brands is enabling us to capitalize on market opportunities and continue to expand our industry-leading market share. We remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while generating positive operating cash flows and improved returns.With a sales backlog of 14,670 homes at the end of June and a robust lot supply and inventory of homes available for sale, we are well-positioned for the fourth quarter and fiscal 2017.”

The Company has declared a quarterly cash dividend of $0.08 per common share. The dividend is payable on August 19, 2016 to stockholders of record on August 8, 2016.

The Company will host a conference call today (Thursday, July 21st) at 10:00 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for fourteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 78 markets in 26 states across the United States and closed 38,638 homes in the twelve-month period ended June 30, 2016. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Express Homes and Emerald Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that the Company continues to expect its average home sales gross margin to be around 20%, with quarterly fluctuations that may range from 19% to 21% due to product and geographic mix and the relative impact of warranty and interest costs and that solid performance in our three core brands is enabling us to capitalize on market opportunities and continue to expand our industry-leading market share. The forward-looking statements also include that we remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while generating positive operating cash flows and improved returns and that with a sales backlog of 14,670 homes at the end of June and a robust lot supply and inventory of homes available for sale, we are well-positioned for the fourth quarter and fiscal 2017.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the impact of an inflationary, deflationary or higher interest rate environment; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies or acquisitions successfully; the effects of the loss of key personnel; the effects of negative publicity; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2016	September 30, 2015
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$862.9	$1,355.9
Restricted cash	11.8	9.7
Inventories:
Construction in progress and finished homes	4,371.4	3,501.2
Residential land and lots — developed and under development	3,948.6	4,065.3
Land held for development	155.5	202.3
Land held for sale	28.7	38.2
	8,504.2	7,807.0
Deferred income taxes, net of valuation allowance of $9.2 million and $10.1 million at June 30, 2016 and September 30, 2015, respectively	505.1	558.1
Property and equipment, net	151.7	144.0
Other assets	422.8	456.2
Goodwill	87.2	87.2
	10,545.7	10,418.1
Financial Services:
Cash and cash equivalents	43.9	27.9
Mortgage loans held for sale	634.5	631.0
Other assets	109.1	74.0
	787.5	732.9
Total assets	$11,333.2	$11,151.0
LIABILITIES
Homebuilding:
Accounts payable	$568.2	$473.0
Accrued expenses and other liabilities	909.8	929.2
Notes payable	2,797.1	3,333.6
	4,275.1	4,735.8
Financial Services:
Accounts payable and other liabilities	41.1	41.9
Mortgage repurchase facility	504.2	477.9
	545.3	519.8
Total liabilities	4,820.4	5,255.6
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 379,371,827 shares issued and 372,171,756 shares outstanding at June 30, 2016 and 375,847,442 shares issued and 368,647,371 shares outstanding at September 30, 2015	3.8	3.8
Additional paid-in capital	2,839.3	2,733.8
Retained earnings	3,803.4	3,289.6
Treasury stock, 7,200,071 shares at June 30, 2016 and September 30, 2015, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	—	1.4
Stockholders’ equity	6,512.2	5,894.3
Noncontrolling interests	0.6	1.1
Total equity	6,512.8	5,895.4
Total liabilities and equity	$11,333.2	$11,151.0

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$3,118.7	$2,857.9	$8,145.6	$7,417.4
Land/lot sales and other	30.1	18.5	65.2	50.6
	3,148.8	2,876.4	8,210.8	7,468.0
Cost of sales:
Home sales	2,486.5	2,288.9	6,512.1	5,948.8
Land/lot sales and other	28.4	16.1	56.2	44.1
Inventory and land option charges	8.1	15.4	16.0	34.0
	2,523.0	2,320.4	6,584.3	6,026.9
Gross profit:
Home sales	632.2	569.0	1,633.5	1,468.6
Land/lot sales and other	1.7	2.4	9.0	6.5
Inventory and land option charges	(8.1)	(15.4)	(16.0)	(34.0)
	625.8	556.0	1,626.5	1,441.1
Selling, general and administrative expense	280.4	257.8	782.0	738.2
Other (income)	(3.8)	(3.9)	(16.8)	(13.9)
Homebuilding pre-tax income	349.2	302.1	861.3	716.8
Financial Services:
Revenues	83.1	74.4	205.4	183.6
General and administrative expense	56.4	46.0	153.5	124.6
Interest and other (income)	(2.7)	(3.3)	(7.2)	(8.8)
Financial services pre-tax income	29.4	31.7	59.1	67.8
Income before income taxes	378.6	333.8	920.4	784.6
Income tax expense	128.8	112.4	317.8	272.8
Net income	$249.8	$221.4	$602.6	$511.8
Other comprehensive income, net of income tax	—	—	(1.4)	—
Comprehensive income	$249.8	$221.4	$601.2	$511.8
Basic:
Net income per share	$0.67	$0.60	$1.63	$1.40
Weighted average number of common shares	371.8	366.8	370.4	365.9
Diluted:
Net income per share	$0.66	$0.60	$1.61	$1.39
Adjusted weighted average number of common shares	375.9	370.3	374.4	369.3
Other Consolidated Financial Data:
Interest charged to cost of sales	$43.3	$42.8	$119.4	112.1
Depreciation and amortization	$13.8	$14.3	$41.4	$39.7
Interest incurred	$35.4	$43.2	$118.0	$126.2

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2016	2015
	(In millions)
OPERATING ACTIVITIES
Net income	$602.6	$511.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41.4	39.7
Amortization of discounts and fees	4.1	4.1
Stock based compensation expense	36.8	31.7
Excess income tax benefit from employee stock awards	(6.3)	(7.3)
Deferred income taxes	46.7	20.7
Inventory and land option charges	16.0	34.0
Gain on sale of debt securities collateralized by residential real estate	(4.5)	—
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(879.1)	(252.1)
Decrease (increase) in residential land and lots – developed, under development, held for development and held for sale	151.3	(120.7)
Increase in other assets	(4.6)	(3.2)
Increase in mortgage loans held for sale	(3.5)	(91.5)
Increase in accounts payable, accrued expenses and other liabilities	87.7	21.4
Net cash provided by operating activities	88.6	188.6
INVESTING ACTIVITIES
Purchases of property and equipment	(65.2)	(43.3)
Increase in restricted cash	(2.1)	(1.7)
Net principal decrease (increase) of other mortgage loans and real estate owned	4.3	(6.3)
Proceeds from sale (purchases) of debt securities collateralized by residential real estate	35.8	(14.8)
Payments related to acquisition of a business	—	(68.7)
Net cash used in investing activities	(27.2)	(134.8)
FINANCING ACTIVITIES
Proceeds from notes payable	26.3	1,560.8
Repayment of notes payable	(543.9)	(1,433.5)
Proceeds from stock associated with certain employee benefit plans	61.8	24.0
Excess income tax benefit from employee stock awards	6.3	7.3
Cash dividends paid	(88.9)	(68.6)
Net cash (used in) provided by financing activities	(538.4)	90.0
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(477.0)	143.8
Cash and cash equivalents at beginning of period	1,383.8	661.8
Cash and cash equivalents at end of period	$906.8	$805.6

D.R. HORTON, INC.
($’s in millions)

	NET SALES ORDERS
	Three Months Ended June 30,				Nine Months Ended June 30,
	2016		2015		2016		2015
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,361	$382.1	1,251	$339.8	3,784	$1,064.2	3,702	$994.6
Midwest	527	200.4	431	162.1	1,372	517.9	1,342	503.3
Southeast	3,930	1,023.4	3,392	894.7	10,663	2,768.8	8,835	2,298.9
South Central	3,588	887.3	3,208	793.7	10,089	2,463.5	9,386	2,266.5
Southwest	535	126.3	480	105.5	1,352	313.8	1,237	274.3
West	1,773	815.7	1,636	713.6	4,810	2,250.7	4,401	1,946.8
	11,714	$3,435.2	10,398	$3,009.4	32,070	$9,378.9	28,903	$8,284.4

	HOMES CLOSED
	Three Months Ended June 30,				Nine Months Ended June 30,
	2016		2015		2016		2015
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,380	$381.2	1,335	$364.8	3,568	$984.3	3,441	$941.4
Midwest	478	179.9	557	205.4	1,209	465.2	1,324	480.1
Southeast	3,495	912.5	2,969	775.3	9,310	2,433.4	7,867	2,035.8
South Central	3,355	810.5	2,932	705.5	8,697	2,107.3	8,196	1,898.0
Southwest	414	93.0	442	96.7	1,084	246.8	1,085	243.0
West	1,617	741.6	1,621	710.2	4,194	1,908.6	4,159	1,819.1
	10,739	$3,118.7	9,856	$2,857.9	28,062	$8,145.6	26,072	$7,417.4

	SALES ORDER BACKLOG
	As of June 30,
	2016		2015
	Homes	Value	Homes	Value
East	1,646	$492.9	1,712	$469.9
Midwest	575	219.1	545	214.5
Southeast	4,864	1,313.3	3,869	1,053.7
South Central	5,048	1,307.5	4,548	1,160.2
Southwest	839	191.1	577	127.4
West	1,698	856.3	1,510	718.8
	14,670	$4,380.2	12,761	$3,744.5